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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the captions "Summary Financial Data", "Selected Consolidated Historical Financial Data" and "Experts" and to the use of our report dated June 10, 2005, except for Note 21 as to which the date is June 13, 2005 and Note 22 as to which the date is August 2, 2005, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-132480) and related Prospectus of RBC Bearings Incorporated dated March 29, 2006.

        /s/ Ernst & Young LLP

Hartford, Connecticut
March 23, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM